Exhibit 2.1

                                MERGER AGREEMENT



                                  by and among

                        ENSCO International Incorporated

                             Chore Acquisition, Inc.


                                       and


                              Chiles Offshore Inc.



                                  May 14, 2002

                                TABLE OF CONTENTS
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                                                                                                               Page
ARTICLE 1  DESCRIPTION OF TRANSACTION............................................................................1

1.1      MERGER OF COMPANY INTO MERGER SUB.......................................................................1

1.2      EFFECTS OF THE MERGER...................................................................................1

1.3      CLOSING; EFFECTIVE TIME.................................................................................2

1.4      CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.........................................2

1.5      CONVERSION OF SHARES....................................................................................2

1.6      CLOSING OF COMPANY'S TRANSFER BOOKS.....................................................................3

1.7      EXCHANGE OF CERTIFICATES................................................................................4

1.8      STOCK OPTIONS...........................................................................................5

1.9      TAX CONSEQUENCES........................................................................................6

1.10     FURTHER ACTION..........................................................................................6

1.11     DISSENTING SHARES.......................................................................................7

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................7

2.1      ORGANIZATION AND GOOD STANDING..........................................................................7

2.2      ENFORCEABILITY; NO CONFLICT.............................................................................8

2.3      CAPITALIZATION AND OWNERSHIP............................................................................9

2.4      SEC FILINGS; FINANCIAL STATEMENTS......................................................................10

2.5      BOOKS AND RECORDS......................................................................................11

2.6      ACCOUNTS RECEIVABLE....................................................................................11

2.7      NO UNDISCLOSED LIABILITIES.............................................................................12

2.8      NO MATERIAL ADVERSE EFFECT.............................................................................12

2.9      ABSENCE OF CERTAIN CHANGES AND EVENTS..................................................................12

2.10     PROPERTIES.............................................................................................13

2.11     INTELLECTUAL PROPERTY..................................................................................14

2.12     CONTRACTS; NO DEFAULTS.................................................................................14

2.13     INSURANCE..............................................................................................16

2.14     TAXES..................................................................................................16

2.15     EMPLOYEE BENEFITS......................................................................................18

2.16     LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE.............................................................19


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                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

2.17     ENVIRONMENTAL, HEALTH AND SAFETY MATTERS...............................................................20

2.18     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS......................................................21

2.19     LEGAL PROCEEDINGS; ORDERS..............................................................................21

2.20     RELATIONSHIPS WITH RELATED PERSONS.....................................................................22

2.21     VOTE REQUIRED..........................................................................................22

2.22     BROKERS FINDERS........................................................................................22

2.23     OPINION OF COMPANY'S FINANCIAL ADVISOR.................................................................22

2.24     PARACHUTE PAYMENTS.....................................................................................23

2.25     CERTAIN BUSINESS PRACTICES.............................................................................23

2.26     CHANGE IN CONTROL......................................................................................23

2.27     COMPANY DRILLING RIGS..................................................................................23

2.28     DISCLOSURE.............................................................................................24

2.29     FINANCIAL AND COMMODITY HEDGING........................................................................24

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................25

3.1      ORGANIZATION...........................................................................................25

3.2      ENFORCEABILITY; NO CONFLICT............................................................................25

3.3      CAPITALIZATION.........................................................................................26

3.4      SEC FILINGS; FINANCIAL STATEMENTS......................................................................26

3.5      COMPLIANCE WITH LAWS...................................................................................27

3.6      LEGAL PROCEEDINGS; ORDERS..............................................................................28

3.7      VALID ISSUANCE.........................................................................................28

3.8      DISCLOSURE.............................................................................................28

3.9      CASH CONSIDERATION.....................................................................................28

3.10     NO PRIOR ACTIVITIES....................................................................................28

3.11     NO MATERIAL ADVERSE EFFECT.............................................................................28

3.12     ABSENCE OF CERTAIN CHANGES AND EVENTS..................................................................29

3.13     GOVERNMENT AUTHORIZATION...............................................................................29

3.14     TAXES..................................................................................................30

3.15     BROKERS; FINDERS.......................................................................................30


                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)
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ARTICLE 4  CERTAIN COVENANTS OF COMPANY AND PARENT..............................................................30

4.1      ACCESS AND INVESTIGATION BY PARENT.....................................................................30

4.2      OPERATION OF COMPANY'S BUSINESS........................................................................31

4.3      NO SOLICITATION........................................................................................32

4.4      OPERATION OF PARENT'S BUSINESS.........................................................................33

ARTICLE 5  ADDITIONAL COVENANTS OF THE PARTIES..................................................................34

5.1      REGISTRATION STATEMENT; PROXY STATEMENT................................................................34

5.2      COMPANY STOCKHOLDERS' MEETING..........................................................................35

5.3      CONSENTS; REGULATORY APPROVALS.........................................................................36

5.4      EMPLOYEE BENEFITS......................................................................................37

5.5      INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................................................38

5.6      DISCLOSURE.............................................................................................39

5.7      AFFILIATES AND AFFILIATE AGREEMENTS....................................................................39

5.8      RESIGNATIONS...........................................................................................39

5.9      LISTING................................................................................................39

5.10     SECTION16b-3...........................................................................................39

5.11     TAXES..................................................................................................40

ARTICLE 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES...................................................40

6.1      EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT.......................................................40

6.2      COMPANY STOCKHOLDER APPROVAL...........................................................................40

6.3      HSR ACT................................................................................................40

6.4      LISTING................................................................................................40

6.5      NO RESTRAINTS..........................................................................................41

ARTICLE 7  CONDITIONS PRECEDENT TO PARENT'S AND MERGER SUB'S OBLIGATION TO CLOSE................................41

7.1      ACCURACY OF REPRESENTATIONS............................................................................41

7.2      COMPANY'S PERFORMANCE..................................................................................41

7.3      CONSENTS...............................................................................................41

7.4      NO MATERIAL ADVERSE CHANGE.............................................................................41

7.5      OFFICER'S CERTIFICATE..................................................................................42


                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

7.6      AFFILIATE AGREEMENTS...................................................................................42

7.7      DISSENTING SHARES......................................................................................42

7.8      TAX OPINION............................................................................................42

ARTICLE 8  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE................................................42

8.1      ACCURACY OF REPRESENTATIONS............................................................................42

8.2      PARENT'S AND MERGER SUB'S PERFORMANCE..................................................................43

8.3      NO MATERIAL ADVERSE CHANGE.............................................................................43

8.4      OFFICER'S CERTIFICATE..................................................................................43

8.5      TAX OPINION............................................................................................43

ARTICLE 9  TERMINATION..........................................................................................43

9.1      TERMINATION............................................................................................43

9.2      EFFECT OF TERMINATION..................................................................................45

9.3      EXPENSES; TERMINATION FEES.............................................................................45

ARTICLE 10  GENERAL PROVISIONS..................................................................................46

10.1     CONFIDENTIALITY........................................................................................46

10.2     NOTICES................................................................................................46

10.3     FURTHER ACTIONS........................................................................................47

10.4     INCORPORATION OF SCHEDULES AND EXHIBITS................................................................47

10.5     ENTIRE AGREEMENT AND MODIFICATION......................................................................47

10.6     DRAFTING AND REPRESENTATION............................................................................48

10.7     SEVERABILITY...........................................................................................48

10.8     ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS..........................................................48

10.9     ENFORCEMENT OF AGREEMENT...............................................................................48

10.10    WAIVER.................................................................................................49

10.11    GOVERNING LAW..........................................................................................49

10.12    JURISDICTION; SERVICE OF PROCESS.......................................................................49

10.13    COUNTERPARTS...........................................................................................49

EXHIBIT A  CONSTRUCTION AND DEFINITIONS..........................................................................1

EXHIBIT B  VOTING AGREEMENTS.....................................................................................0

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                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

Voting Agreement - Luis Alvarez Morphy...........................................................................1

Voting Agreement - Javier Alvarez Morphy.........................................................................2

Voting Agreement - Patricio Alvarez Morphy.......................................................................3

Voting Agreement - SEACOR SMIT, Inc..............................................................................4

EXHIBIT C  AMENDED CERTIFICATE OF INCORPORATION  OF SURVIVING CORPORATION........................................1

EXHIBIT D  AFFILIATE AGREEMENT...................................................................................1

EXHIBIT E  CERTAIN COMPENSATION ARRANGEMENTS.....................................................................1


                                MERGER AGREEMENT

         This Merger Agreement ("Agreement") is made as of May 14, 2002 by and among ENSCO International Incorporated, a Delaware corporation ("Parent"), Chore Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Chiles Offshore Inc., a Delaware corporation ("Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                             PRELIMINARY STATEMENTS

         A. Parent, Merger Sub and Company intend to effect a merger of Company into Merger Sub in accordance with this Agreement and the Delaware General Corporation Law ("Merger"). Upon consummation of the Merger, Company will cease to exist, and Merger Sub will continue as a direct wholly owned Subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code").

         C. The respective boards of directors of Parent, Merger Sub and Company have approved this Agreement and approved the Merger.

         D. In order to induce Parent and Merger Sub to enter into this Agreement, certain stockholders of Company have executed the Voting Agreements ("Voting Agreements") in the forms attached as Exhibit B.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                           DESCRIPTION OF TRANSACTION

1.1      MERGER OF COMPANY INTO MERGER SUB

         Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Company shall be merged with and into Merger Sub, and the separate existence of Company shall cease. Following the Effective Time, Merger Sub shall continue as the surviving corporation ("Surviving Corporation"). The name of the Surviving Corporation shall be Chiles Offshore Inc.

1.2      EFFECTS OF THE MERGER

         The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

1.3      CLOSING; EFFECTIVE TIME

         The consummation of the Contemplated Transactions ("Closing") shall take place at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 2300, Dallas, Texas, at 10:00 a.m. (or such other place and time as the parties may agree) on a date to be specified by the parties ("Closing Date"), which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the Delaware General Corporation Law ("Certificate of Merger") shall be duly executed by Merger Sub and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware ("Secretary of State"). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of Parent ("Effective Time").

1.4      CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

         At the Effective Time:

         (a) the Certificate of Incorporation of Merger Sub, as amended at the Effective Time as set forth in Exhibit C, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable Law;

         (b) the Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable Law; and

         (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5      CONVERSION OF SHARES

         (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, Company or any stockholder of
Company:

                  (i) any shares of Company Common Stock held immediately prior to the Effective Time by Company or any wholly owned Subsidiary of Company (or held in Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (ii) any shares of Company Common Stock held immediately prior to the Effective Time by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (iii) except as provided in clauses (i) and (ii) of this
Section 1.5(a) and subject to Sections 1.5(b) and 1.5(c), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) 0.6575 (the "Exchange Ratio") of a share of Parent Common Stock (the "Common Stock Consideration") and (B) $5.25 in cash (the "Cash Consideration" and, together with the Common Stock Consideration, the "Merger Consideration"); and

                  (iv) each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding as a share of common stock of the Surviving Corporation.

         (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, combination, reclassification, recapitalization or other similar transaction, then the Exchange Ratio and the Cash Consideration shall be appropriately adjusted.

         (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the NYSE on the date on which the Effective Time occurs.

1.6      CLOSING OF COMPANY'S TRANSFER BOOKS

         At the Effective Time:

         (a) all certificates for shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of Company except as set forth in Sections 1.7 and 1.11; and

         (b) the stock transfer books of Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to the Exchange Agent (as defined in Section 1.7(a)) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7      EXCHANGE OF CERTIFICATES

         (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to Company to act as exchange agent in respect of the Merger (the "Exchange Agent"). Prior to or at the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Company Common Stock, (i) certificates representing the shares of Parent Common Stock issuable as the Common Stock Consideration pursuant to
Section 1.5(a)(iii)(A) and (ii) the amount of cash sufficient to pay the aggregate amount of the Cash Consideration to be paid pursuant to Section 1.5(a)(iii)(B) and the aggregate amount of cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) and any dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time to which holders of Company Stock Certificates exchangeable for Parent Common Stock pursuant to this Agreement are entitled. The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

         (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
(x) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 and (ii) a check in the amount equal to the cash that such holder has a right to receive pursuant to Section 1.5 (including any cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled as contemplated by this Section 1.7) and (y) each Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Article 1 (including any dividends or other distributions as contemplated by Section 1.7(d)). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

         (c) Notwithstanding anything to the contrary contained in this Agreement, no Merger Consideration shall be paid in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Company until such Person shall have delivered to Parent and Company a duly executed Affiliate Agreement as contemplated by Section 5.7.

         (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar Laws, to receive all such dividends and distributions, without interest).

         (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one year after the date on which the Effective Time occurs shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

1.8 STOCK OPTIONS

         (a) As soon as practicable following the date of this Agreement, Parent and Company (or, if appropriate, any committee of the board of directors of Company administering the Company Stock Option Plan) shall take such action as may be required to effect the following provisions of this Section 1.8(a). Subject to the provisions of Section 16 of the Exchange Act, as of the Effective Time each option to purchase Company Common Stock pursuant to the Company Stock Option Plan (a "Company Stock Option") that is then outstanding shall be assumed by Parent and converted into an option (or a new substitute option shall be granted) (an "Assumed Stock Option") exercisable for such amount of cash and shares of Parent Company Stock as would have been received in respect of Company Common Stock subject to such Company Stock Option had such Company Stock Option been exercised in full immediately prior to the Effective Time (such that, immediately after the Effective Time, (i) a Company Stock Option for one share of Company Common Stock shall be converted into an Assumed Stock Option exercisable for the Merger Consideration at the exercise price in effect immediately prior to the Effective Time and (ii) any restriction on the exercise of any such Company Stock Option and other provisions of such Company Stock Option in effect at the Effective Time (after taking into account any vesting that may result from the approval or consummation of the Merger) shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 1.8 (and the cash to be received by the holder upon exercise thereof) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

         (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Option Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the provisions of this Section 1.8). Parent shall comply with the terms of the Company Option Plan and ensure, to the extent required by, and subject to the provisions of, the Company Option Plan, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

         (c) Parent shall take such actions as are reasonably necessary for the assumption of the Company Option Plan pursuant to this Section 1.8, including the reservation, issuance and using its Reasonable Efforts to provide for the listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.8. Parent shall use its Reasonable Efforts to prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to the Assumed Stock Options and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall use all Reasonable Efforts to administer the Company Option Plans assumed pursuant to this Section 1.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Option Plan complied with such rule prior to the Merger.

1.9      TAX CONSEQUENCES

         For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.10     FURTHER ACTION

         If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of Company and otherwise) to take such action.

1.11     DISSENTING SHARES

         Notwithstanding anything in this Agreement to the contrary, Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be converted as provided in Section 1.5 of this Agreement, unless and until such holder fails to perfect or effectively withdraws or loses his right to appraisal and payment under the Delaware General Corporation Law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 1.5(a)(iii) hereof, together with any dividends or distributions payable thereon or cash in lieu of fractional shares, and to which such holder is entitled, without interest thereon. Company shall give Parent prompt notice of any demands received by Company for appraisal of Company Common Stock, and prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Company shall not, except with the prior written consent of Parent, make any payment with respect to, or offer to settle, any such demands. Parent covenants and agrees that, in the event any cash payment is to be made following the Effective Time in respect of Dissenting Shares (as a result of a judgment, settlement or otherwise), Parent shall contribute to the capital of the Surviving Corporation an amount sufficient to make such payment, and no funds or other assets of the Surviving Corporation shall, directly or indirectly, be used for such purpose.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Schedule:

2.1      ORGANIZATION AND GOOD STANDING

         (a) Company has no Subsidiaries, except for the Entities identified in
Section 2.1(a) of the Company Disclosure Schedule, and neither Company nor any of the other Entities identified in Section 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Section 2.1(a) of the Company Disclosure Schedule. (Company and each of the Entities identified on Section 2.1(a) of the Company Disclosure Schedule are referred to collectively in this Agreement as the "Acquired Companies.") None of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Companies has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

Section 2.1(a) of the Company Disclosure Schedule contains a list of the jurisdiction of formation of each of the Acquired Companies and other jurisdictions in which each Acquired Company is authorized to do business.

         (b) Company is a corporation, and each Subsidiary is a corporation or a limited liability company, in each case duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate or other power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Company Contracts to which it is a party. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Company Material Adverse Effect.

         (c) Company has delivered to Parent copies of the Governing Documents of each of the Acquired Companies, as currently in effect. Neither Company nor any Subsidiary is in violation of any provision of its Governing Documents.

2.2      ENFORCEABILITY; NO CONFLICT

         (a) Assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms. Other than the approval contemplated by Section 2.21, Company has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of Company.

         (b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule or as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" Laws, the Delaware General Corporation Law, the HSR Act, MARAD and the rules and regulations promulgated thereunder, any Antitrust Law, and the ASE rules (as they relate to the Form S-4 Registration Statement and the Proxy Statement), none of the Acquired Companies is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body or other Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Company, or (ii) the consummation by Company of the Merger or any of the Contemplated Transactions, except where the failure to make any such filing, give such notice or obtain the Consent is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will (i) Contravene any provision of the Governing Documents of Company, or any resolution adopted in connection with the Contemplated Transactions by the stockholders or board of directors of Company, (ii) Contravene any Company Contract, Governmental Authorization, Law or Order to which Company, or any of the assets owned or used by the Acquired Companies, may be subject, except where such Contravention does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Companies, except where such Encumbrance does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) The board of directors of Company (at a meeting duly called and held) has by a unanimous vote of those present duly and validly authorized the execution, delivery and performance of this Agreement and approved the consummation of the Contemplated Transactions, and taken all corporate actions required to be taken by the board of directors of Company for the consummation of the Contemplated Transactions and has resolved (i) that this Agreement and the Contemplated Transactions are advisable and fair to, and in the best interests of, Company and its stockholders and (ii) to recommend that the stockholders of Company approve and adopt this Agreement. The board of directors of Company has directed that this Agreement be submitted to the stockholders of Company for their approval. Company has taken all action required to be taken by it in order to exempt this Agreement and the Contemplated Transactions from, and this Agreement and the Contemplated Transactions are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws of any state including, without limitation, Section 203 of the Delaware General Corporation Law, or any antitakeover provision in Company's certificate of incorporation and bylaws. No provision of the Governing Documents of any of the Acquired Companies or any Contract of Company would, directly or indirectly, materially restrict or impair (x) the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Acquired Companies that may be acquired or controlled by Parent by virtue of this Agreement or the Voting Agreements, the Contemplated Transactions or (y) the rights granted hereunder and thereunder, or permit any stockholder to acquire securities of Company or Parent, or any of their respective Subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of Company.

2.3      CAPITALIZATION AND OWNERSHIP

         (a) The authorized capital stock of Company consists of: (i) 100,000,000 shares of Company Common Stock, of which 20,293,732 shares have been issued and are outstanding as of the date of this Agreement, (ii) 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding and (iii) 109,000 shares of Company Common Stock are held by Company in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Companies. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right created by a Company Contract, none of the outstanding shares of Company Common Stock is subject to any right of first refusal under a Company Contract, and except as set forth on Schedule 2.3(b) of the Company Disclosure Schedule or in the Voting Agreements, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Companies is under any obligation, or is bound by any

Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

         (b) As of the date of this Agreement, (i) 971,667 shares of Company Common Stock are reserved for future issuance pursuant to stock options (each, a "Company Option") and restricted stock awards, of which 736,911 shares of Company Common Stock are subject to Company Stock Options that have been granted and are outstanding under the Company Stock Option Plan. Section 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee, (ii) the number of shares of Company Common Stock subject to such Company Option, (iii) the exercise price of such Company Option, (iv) the date on which such Company Option was granted, (v) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement, and (vi) the date on which such Company Option expires. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which Company has ever granted stock options, and the forms of all stock option agreements evidencing such options.

         (c) Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there is no: (i) Company Contract in respect of any outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Company, (ii) Company Contract in respect of any outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Company, or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock or membership interests, as applicable, of each Subsidiary of Company have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable Contracts, except, in each case, where non-compliance does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         (e) All of the outstanding shares of capital stock or membership interests, as applicable, of the companies identified in Section 2.1(a) of the Company Disclosure Schedule have been duly authorized, validly issued, and, with respect to shares of capital stock, are fully paid and nonassessable, and are owned beneficially and of record by Company, free and clear of any Encumbrances.

2.4      SEC FILINGS; FINANCIAL STATEMENTS

         (a) Company has made available to Parent accurate and complete copies of all annual reports on Form 10-K, registration statements, definitive proxy statements relating to meetings of Company's stockholders and other registration statements and reports filed by Company with the SEC, and all amendments thereto ("Company SEC Documents"). All Company SEC Documents have been filed by Company with the SEC on timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of Company SEC Documents or any statements, schedules or other documents included or incorporated by reference therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is currently required to file any form, report or other document with the SEC.

         (b) The consolidated financial statements (including any related notes) contained in Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto,
(ii) fairly present in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements need not contain footnotes and are subject to normal year-end adjustments) and (iii) fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in the financial position of Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods covered thereby.

         (c) Except (i) to the extent set forth on the balance sheet of Company and its consolidated Subsidiaries as at December 31, 2001, including the notes thereto (the "2001 Balance Sheet"), (ii) as set forth in Section 2.4(c) of the Company Disclosure Schedule or (iii) as disclosed in any Company SEC Document filed by Company after December 31, 2001, neither Company nor any Subsidiary has any Liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for Liabilities which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (d) Company has heretofore made available to Parent complete and correct copies of all amendments and modifications (if any) that have not been filed by Company with the SEC to all agreements, documents and other instruments that previously had been filed by Company as exhibits to the Company SEC Documents and are currently in effect.

2.5      BOOKS AND RECORDS

         The minute books of Company contain accurate and complete records of all meetings held of, and corporate action taken by, Company's stockholders and directors. At the time of the Closing, all of those books and records will be in the possession of Company.

2.6      ACCOUNTS RECEIVABLE

         All Accounts Receivable that are reflected in the financial statements contained in the Company SEC Documents or the accounting records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of

Business. All of the Accounts Receivable reflected in the 2001 Balance Sheet or created thereafter are, to the Company's Knowledge, (i) valid receivables subject to no setoffs or counterclaims and (ii) current and collectible in accordance with their terms at their recorded amounts, subject in each case only to the reserve for bad debts set forth in the 2001 Balance Sheet as such reserves may thereafter be adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of the Acquired Companies.

2.7      NO UNDISCLOSED LIABILITIES

         Except as would not be reasonably likely to have a Company Material Adverse Effect, the Acquired Companies have no Liabilities that would be required by GAAP to be included in a reserve amount or reserve described in the consolidated balance sheet of Company, including the notes thereto, except for Liabilities disclosed in the Company SEC Documents and current Liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

2.8      NO MATERIAL ADVERSE EFFECT

         Since the date of the most recent Company SEC Document, no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect.

2.9      ABSENCE OF CERTAIN CHANGES AND EVENTS

         From and after December 31, 2001 through and including the date hereof, except as disclosed in any Company SEC Document or Section 2.9 of the Company Disclosure Schedule, each Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

         (a) except for grants of stock options or restricted stock under the Company Stock Option Plan, (i) change in the authorized or issued shares or membership interests, as applicable, of any of the Acquired Companies, grant of any equity option or right to purchase shares or membership interests, as applicable, of any of the Acquired Companies; issuance of any security convertible into such equity; (ii) grant of any registration rights; purchase, redemption, retirement or other acquisition by any of the Acquired Companies of any shares or membership interests, as applicable, or securities or obligations convertible into or exchangeable or exercisable for such capital stock or membership interests; declaration or payment of any dividend or other distribution or payment with respect to any shares or membership interests, as applicable (other than to Company from its Subsidiaries); or (iii) sale, pledge, disposal, Encumbrance, or the authorization of the sale, pledge, disposal or Encumbrance by any of the Acquired Companies of any shares of their capital stock of any class or any membership interests;

         (b) any reclassification, combination, split or division by any of the Acquired Companies of their capital stock or membership interests;

         (c) amendment or other modification to the Governing Documents of any of the Acquired Companies;

         (d) except in the Ordinary Course of Business, any payment or increase by any of the Acquired Companies of any bonuses, salaries or other compensation to any stockholder, member, director or officer, or entry into any employment, severance or similar Contract with any stockholder, member, director, officer, employee, consultant or advisor;

         (e) adoption of or amendment to any Plan or material Other Benefit Obligation of any of the Acquired Companies;

         (f) damage to or destruction or loss with an aggregate value in excess of $500,000 of any asset or property of any of the Acquired Companies, whether or not covered by insurance;

         (g) entry into, material modification, cancellation or termination of or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, guaranty or similar Company Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to any of the Acquired Companies of at least $500,000;

         (h) mobilization of, or any agreement entered into by any of the Acquired Companies which provides for the mobilization of, any Company Drilling Rig to any area of the world other than such area in which such Company Drilling Rig was located on December 31, 2001;

         (i) Contract that provides for contract drilling services (each, a "Drilling Contract") entered into by any of the Acquired Companies or any material amendment or modification thereto;

         (j) sale, lease or other disposition of any asset or property of any of the Acquired Companies with an aggregate value in excess of $2,500,000, or the creation of any material Encumbrance on any material asset of any of the Acquired Companies;

         (k) settlement, cancellation or waiver of any claims or rights in excess of $500,000, or which relate to any of the Contemplated Transactions;

         (l) material acceleration or delay in the payment of accounts payable or in the collection of Accounts Receivable;

         (m) material change in the accounting methods, principles or practices used by any of the Acquired Companies; or

         (n) Contract by any of the Acquired Companies to do any of the foregoing.

2.10     PROPERTIES

         None of the Acquired Companies owns any Real Property. Section 2.10 of the Company Disclosure Schedule contains a list of all leases of Real Property in which any Acquired Company has a leasehold estate.

2.11     INTELLECTUAL PROPERTY

         (a) Except as does not have and would not be reasonably likely to have a Company Material Adverse Effect, (i) the Acquired Companies own or have the right to use pursuant to a valid Contract all material items of Intellectual Property necessary for the operation of the Acquired Companies as presently conducted, (ii) each item of Intellectual Property owned or used by the Acquired Companies as of the date of this Agreement will be owned or available for use by the Acquired Companies on substantially identical terms immediately subsequent to the Closing, and (iii) to Company's Knowledge, no Intellectual Property owned by and/or licensed to the Acquired Companies is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

         (b) To the Knowledge of Company, none of the Acquired Companies has interfered with, infringed upon, misappropriated or otherwise Contravened any intellectual property rights of third parties, and none of the Acquired Companies has received any written notice regarding any such actual, alleged or potential interference, infringement, misappropriation or Contravention, except where such interference, infringement, misappropriation or Contravention does not have, and is not reasonably likely to have, a Company Material Adverse Effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, nor will the continued operation of the Acquired Companies after the Closing as presently conducted result, directly or indirectly, in any such interference, infringement, misappropriation or Contravention, except where such interference, infringement, misappropriation or Contravention does not have, and is not reasonably likely to have, a Company Material Adverse Effect. To Company's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise Contravened any Intellectual Property rights of any of the Acquired Companies, except where such interference, infringement, misappropriation or Contravention does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         (c) None of the Acquired Companies owns any material patent, registered trademark, service mark or copyright or has pending any material patent application or application for registration that has been made with respect to any Intellectual Property owned by the Acquired Companies.

2.12     CONTRACTS; NO DEFAULTS

         (a) Except as set forth on Section 2.12(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents, there is no:

                  (i) Company Contract that involves performance of services or delivery of goods or materials by any of the Acquired Companies of an amount or value in excess of $500,000;

                  (ii) Company Contract that involves performance of services or delivery of goods or materials to any of the Acquired Companies of an amount or value in excess of $500,000;

                  (iii) Company Contract that was not entered into in the Ordinary Course of Business and that involves the expenditure or receipt by any of the Acquired Companies of an amount or value in excess of $500,000;

                  (iv) Company Contract that is a (A) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money or
(B) letter of credit, bond or other indemnity (including letters of credit, bonds or other indemnities as to which Company is the beneficiary but excluding endorsements of instruments for collection in the Ordinary Course of Business);

                  (v) Company Contract affecting the ownership of, leasing of, title to, use of, or any other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $500,000);

                  (vi) material Company Contract with respect to Intellectual Property (including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property) except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500,000 under which any of the Acquired Companies is the licensee, and the list identifies those pursuant to which an Acquired Company uses Intellectual Property owned by a third party;

                  (vii) material Company Contract with any labor union or other employee representative of a group of employees;

                  (viii) Company Contract other than Company Plans involving a sharing of profits, losses, costs or Liabilities by any of the Acquired Companies with any other Person;

                  (ix) Company Contract containing covenants that in any way purport to restrict the business activity of Company or limit the freedom of any of the Acquired Companies to engage in any line of business or to compete with any Person; and

                  (x) Company Contract for capital expenditures in excess of $2,500,000.

         (b) Company has made available to Parent a copy of each Company Contract listed on Section 2.12(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents.

         (c) Each Company Contract set forth in Section 2.12(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents and material to Company's business is in full force and effect and is valid and enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), except where failure to be in full force and effect or failure to be valid and enforceable does not have, and is not reasonably likely to have, a Company Material Adverse Effect. Except where such Contravention does not have, and is not reasonably likely to have, a Company Material Adverse Effect: (i) none of the Acquired

Companies nor, to Company's Knowledge any other party to a Company Contract has Contravened any of the applicable terms of a Company Contract, (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result directly or indirectly in Contravention of any Company Contract by Company or, to Company's Knowledge any other party thereto, and (iii) to Company's Knowledge, none of the Acquired Companies has given or received any written notice or other communication alleging Contravention of any Company Contract.

         (d) Each Drilling Contract or each Company Contract that provides for the construction of a Company Drilling Rig a ("Rig Contract") is in full force and effect and is valid and enforceable in accordance with its terms and (i) none of the Acquired Companies nor, to Company's Knowledge, any other party to a Drilling Contract or Rig Contract has Contravened any of the applicable terms of a Drilling Contract or Rig Contract, (ii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result directly or indirectly in Contravention of any Drilling Contract or Rig Contract, and (iii) none of the Acquired Companies has given or received written notice or other communication regarding any actual, alleged or potential Contravention of any Drilling Contract or Rig Contract.

         (e) To Company's Knowledge, as of the date of this Agreement, no party to a Company Contract listed on Section 2.12(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents and material to Company's business has repudiated it. As of the date of this Agreement, there currently are no renegotiations of, to Company's Knowledge, attempts to renegotiate or outstanding material rights to renegotiate any Company Contracts listed on Section 2.12(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents and material to Company's business, nor has any written demand for renegotiation been made.

2.13     INSURANCE

         Section 2.13 of the Company Disclosure Schedule sets forth a list of each material (a) insurance policy issued to each Acquired Company as a "named insured" or otherwise providing insurance to such company as an insured party or additional insured party, or on any other basis, and (b) self-insurance program, retrospective premium program or captive insurance program in which each Acquired Company participates. Each Acquired Company has complied with each such insurance policy and program and to Company's Knowledge, has not failed to give any notice or present any claim thereunder in a due and timely manner which failure would reasonably be expected to result in a loss or forfeiture of any material right thereunder, except where such loss or forfeiture of a material right thereunder does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

2.14     TAXES

         Except as set forth in Section 2.14 of the Company Disclosure Schedule:

         (a) Each Acquired Company has filed (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable Laws, except where failure to file a Tax Return does not have, and is not reasonably likely to have, a Company Material Adverse Effect. Each such Tax Return is accurate and complete in all material respects. There are no material Encumbrances for any Taxes on any of the assets of any of the Acquired Companies.

         (b) The amounts reflected as Liabilities in the financial statements contained in the Company SEC Documents for all Taxes are adequate in all material respects to cover any and all Liabilities for all Taxes, whether or not disputed, that have been accrued with respect to, should have been accrued with respect to, or are applicable to the period ended on and including the date of such financial statements, or to any years and periods prior thereto and for which any of the Acquired Companies may be directly, indirectly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person.

         (c) No federal, state, local or foreign audits or other Proceedings exist with regard to any material Taxes or Tax Returns of any of the Acquired Companies. None of the Acquired Companies has received any written notice that an audit or other Proceeding is pending or threatened with respect to any Taxes due from or with respect to such company or any Tax Return filed by or with respect to such company. None of the Acquired Companies has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

         (d) All Tax deficiencies that have been claimed, proposed or asserted in writing against any of the Acquired Companies have been fully paid or finally settled. There are no pending Tax examinations as of the date of this Agreement.

         (e) There are no outstanding requests for rulings with any Governmental Body with respect to Taxes that would materially affect the operations of any of the Acquired Companies after the Closing Date. None of the Acquired Companies has any pending application with any Governmental Body requesting permission for any change in accounting method or tax year.

         (f) None of the Acquired Companies has filed a consent under Code
Section 341(f) concerning collapsible corporations.

         (g) None of the Acquired Companies is or has been in the past five (5) years a United States real property holding company within the meaning of Code
Section 897(c)(2) .

         (h) None of the Acquired Companies has in the past three (3) years been a member of an affiliated group (within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign Law) filing a consolidated Tax Return (other than a group of which the Company is the common parent) nor has any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

         (i) In the two-year period ending with the Closing Date, none of the Acquiring Companies has distributed the stock of any corporation in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code or has been distributed in such a distribution, and prior to such period, no such distribution was made with the plan or intent of facilitating the Merger.

2.15     EMPLOYEE BENEFITS

         (a) Section 2.15(a) of the Company Disclosure Schedule contains a list of all material Company Plans. Except as set forth in Section 2.15(a) of the Company Disclosure Schedule and the Company SEC Documents, to Company's Knowledge, there are no material Liabilities, including fines and penalties of any Acquired Company, with respect to any plans, arrangements or practices of the type that would constitute a Company Plan that were terminated or discontinued prior to the date of this Agreement and previously maintained or contributed to by any Acquired Company, or to which any Acquired Company previously had an obligation to contribute.

         (b) Company has delivered or made available to Parent current and complete copies of (i) each Company Plan and any related trust, including all summary plan descriptions, (ii) all insurance policies purchased by or to provide benefits under any Company Plan which are available to pay current benefits and any other funding arrangements with respect to any Company Plan,
(iii) the most recent Form 5500 filed with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants and
(iv) with respect to Company Plans that are Qualified Plans, the most recent determination letter for each such Plan.

         (c) The Acquired Companies have timely performed all of their respective obligations under all Company Plans, except where non-compliance does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 2.15(c) of the Company Disclosure Schedule and, in each case, where non-compliance does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies, with respect to all Company Plans, are and each Company Plan is in compliance with ERISA, the Code and other applicable Laws, including the provisions of such Laws expressly mentioned in this Section and, including but not limited, to the Age Discrimination in Employment Act, as amended, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and with any applicable collective bargaining agreement. Except as set forth in Section 2.15(c) of the Company Disclosure Schedule or does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no transaction prohibited by ERISA Section 406 and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Company Plan or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Plans that could result in any Acquired Company becoming liable directly or indirectly (by indemnification or otherwise) for any material Liability for any excise tax, penalty or other liability under ERISA or the Code. Other than routine claims for benefits submitted by participants or beneficiaries, no material written claim against, or Proceeding involving, any Company Plan is pending or, to Company's Knowledge, is threatened as of the date hereof, except any claim or Proceeding which does not and is not reasonably likely to have individually or in the aggregate, a Company Material Adverse Effect. To Company's Knowledge, there is no basis to anticipate any such action, suit, arbitration or claim exists (other than routine claims for benefits) with respect to any Company Plan, and there are no investigations or audits of any Company Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded, in any such case which has or is reasonably likely to have, individually or in the aggregate, a Company

Material Adverse Effect or resulted in any material Liability of any Acquired Company or ERISA Affiliate that has not been fully discharged.

         (d) Each Qualified Plan of the Acquired Companies has received a favorable determination letter from the IRS that it is qualified under Code
Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a), and each such Plan and trust complies in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Code Section 401(a) and a tax-exempt trust under Code
Section 501(a), except where non-compliance does not and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         (e) Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, none of the Acquired Companies has any material Liability to provide health benefits coverage for any retired employee or to provide health benefits coverage to any active employee following such employee's retirement.

         (f) Except as set forth in Section 2.15(f) of the Company Disclosure Schedule, there are no overdue (i) insurance premiums required to be paid with respect to any Company Plan and, (ii) to Company's Knowledge, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar Proceeding and no such Proceedings with respect to any insurer are imminent.

         (g) The Acquired Companies shall reasonably cooperate with Parent with any reasonably necessary action to ensure compliance with any federal or state Law applicable to the Company Plans, whether such action occurs prior to, on, or after the Effective Time.

         (h) Except as set forth in Section 2.15(h) of the Company Disclosure Schedule, the Acquired Companies have not agreed or committed (orally or in writing) to make any amendments to any Company Plan not already embodied in the documents comprising the Company Plans, other than any amendments required by Law, or to establish or implement any other employee or retiree benefit or compensation arrangement.

         (i) Except as set forth in Section 2.15(i) of the Company Disclosure Schedule, the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit under or in connection with any Company Plan or constitute a "deemed severance" or "deemed termination" under any Company Plan or under any applicable Law.

2.16     LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE

         (a) The Acquired Companies have complied in all respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and plant closing, except where non-compliance does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         (b) None of the Acquired Companies has been, and is not now, a party to any collective bargaining agreement or other labor Contract. To Company's Knowledge, no application or petition is pending for an election of or for certification of a collective bargaining agent representing employees of any of the Acquired Companies.

2.17     ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

         (a) The Acquired Companies are, and at all times have been, in full compliance with, and have not been and are not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law, except where failure to comply with, Contravention of or Liability under such Environmental Law or Occupational Safety and Health Law does not have, and is not reasonably likely to have, a Company Material Adverse Effect. None of the Acquired Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any of the Acquired Companies has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by any of the Acquired Companies or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received, except where such violation or failure to comply with any Environmental Law, or such obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         (b) There are no pending or, to Company's Knowledge, threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Acquired Companies has or had an interest, except where such claims, Encumbrances or other restrictions, either individually or in the aggregate, do not have and are not reasonably likely to have a Company Material Adverse Effect.

         (c) Company has no Knowledge of or any basis to expect, nor has any of the Acquired Companies or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication (i) that relates to Hazardous Activity, Hazardous Materials or any actual, alleged or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or (ii) of any actual, alleged or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any of the Acquired Companies had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any of the Acquired Companies, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received, except for any such matters as do not and are not reasonably likely to have a Company Material Adverse Effect.

2.18     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) Except for such matters as, individually or in the aggregate, do not have, or are not reasonably likely to have, a Company Material Adverse
Effect: (i) each of the Acquired Companies is in full compliance with each Law that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, and (ii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) would cause any of the Acquired Companies to Contravene any Law or may give rise to any obligation on the part of any of the Acquired Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Acquired Companies has received at any time since January 1, 2000 any written notice or other communication from any Governmental Body or any other Person regarding any alleged Contravention of any Law or any actual, alleged or potential obligation on the part of such company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Section 2.18(b) of the Company Disclosure Schedule contains an accurate and complete list of each material Governmental Authorization that is held by the Acquired Companies, all of which are valid and in full force and effect and will remain so following the Closing, except where the failure of such Governmental Authorization to be valid or in full force and effect prior to or following the Closing does not have, and is not reasonably likely to have, a Company Material Adverse Effect. Each of the Acquired Companies is in full compliance with all of the terms and requirements of each such Governmental Authorization, except where failure to comply with such terms and requirements does not have, and is not reasonably likely to have, a Company Material Adverse Effect. Except where such Contravention does not have, and is not reasonably likely to have, a Company Material Adverse Effect: (i) to Company's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in Contravention of any Governmental Authorization, and (ii) none of the Acquired Companies has received at any time since January 1, 2000 any written notice or other communication from any Governmental Body or any other Person alleging any Contravention of any Governmental Authorization.

         (c) The Governmental Authorizations listed in Section 2.18(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit each of the Acquired Companies to conduct its business lawfully in the manner in which it currently conducts such business and to permit each of the Acquired Companies to own and use its assets in the manner in which it owns and uses such assets currently, except, in each case, where the failure to hold a Governmental Authorization does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

2.19     LEGAL PROCEEDINGS; ORDERS

         (a) Section 2.19(a) of the Company Disclosure Schedule lists any pending Proceedings not disclosed in the Company SEC Documents (i) by or against any of the Acquired Companies or any of their respective properties, assets, officers or directors, and none of such Proceedings are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any of the Acquired Companies, (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions or (iii) in which any Acquired Company indemnifies any third party. To Company's Knowledge, no other such Proceeding has been threatened in writing.

         (b) Section 2.19(b) of the Company Disclosure Schedule lists each material Order not disclosed in the Company SEC Documents to which each of the Acquired Companies, or any of the material assets owned or used by it is subject. To Company's Knowledge, no officer, director, agent or key employee of any of the Acquired Companies is subject to any Order that prohibits such officer, director, agent or key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies.

2.20     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in the Company SEC Documents, no Person has, or since January 1, 2000 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the business of any of the Acquired Companies, or any other business relationship, that would require disclosure under Item 404 of Regulation S-K. Except as set forth in the Company SEC Documents, no Person is a party to any Contract with, or has any claim or right against, Company that would require disclosure under Item 404 of Regulation S-K.

2.21     VOTE REQUIRED

         The affirmative vote of the holders of not less than 66-2/3% of the then outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of Company necessary to approve the Merger.

2.22     BROKERS FINDERS

         Except for Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. Company has furnished to Parent a copy of all Contracts related to such engagement of Credit Suisse First Boston Corporation.

2.23     OPINION OF COMPANY'S FINANCIAL ADVISOR

         Company's board of directors has received the written opinion of Credit Suisse First Boston Corporation, financial advisor to Company, dated May 14, 2002, to the effect that as of the date of the opinion the Merger Consideration to be received by the holders of Company Common Stock in the Merger, other than those Persons executing Voting Agreements and their respective affiliates, is fair, from a financial point of view, to such holders.

2.24     PARACHUTE PAYMENTS

         Except as disclosed in Section 2.24 of the Company Disclosure Schedule, or resulting from the acceleration of vesting of Company Stock Options under the terms of the Company Stock Option Plan, the matters described in Section 5.4 and the Severance Benefits Agreement dated June 12, 2000, none of the Acquired Companies has made or become obligated to make, and will not as a result of any Contemplated Transaction become obligated to make, any payments defined in Code Sections 280G or 162(m). None of the Acquired Companies is required to "gross up" or otherwise make any payment resulting from the imposition of any excise tax on such payments.

2.25     CERTAIN BUSINESS PRACTICES

         As of the date of this Agreement, none of the Acquired Companies, nor, to the Knowledge of Company, any agent or employee of Acquired Companies acting on behalf of the Acquired Companies has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, or (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended.

2.26     CHANGE IN CONTROL

         Except as set forth in Section 2.26 of the Company Disclosure Schedule or contained in a Company Contract included in a Company SEC Document, the consummation of the Contemplated Transactions will not (either alone or upon the occurrence of any additional acts or events) result in (a) any payment (whether of severance pay or otherwise) becoming due from Company or any Subsidiary to any Person, (b) the termination of, or provide the right of any Person to terminate, any material Company Contract, or (c) the acceleration of any material benefits of any Person under any material Company Contract.

2.27     COMPANY DRILLING RIGS

         (a) Section 2.27(a) of the Company Disclosure Schedule sets forth a list of Company Drilling Rigs and, if applicable, the name of the nation under which each Company Drilling Rig is documented and flagged and indicates all Company Drilling Rigs that are laid up or being held for sale on the date hereof. With respect to Company Drilling Rigs, with the exception of any Company Drilling Rig not yet delivered to Company, Company or a Subsidiary has good title to each such Company Drilling Rig, free and clear of all liens or Encumbrances except for such as are disclosed in Section 2.27(a) of the Company Disclosure Schedule or in the Company SEC Documents.

         (b) Section 2.27(b) of the Company Disclosure Schedule contains a list of all leases or charters in effect as of the date of this Agreement providing for the use by Company or any Subsidiary of a Company Drilling Rig. Complete and correct copies of each lease or charter (including material amendments or modifications thereto) have been delivered or made available to Parent.

         (c) With respect to each Company Drilling Rig with the exception of any Company Drilling Rig not yet delivered to Company: (i) such Company Drilling Rig is lawfully documented under the flag of the nation listed on Section 2.27(a) of the Company Disclosure Schedule for such Company Drilling Rig, (ii) such Company Drilling Rig is afloat and in satisfactory operating condition for charter hire,
(iii) such Company Drilling Rig holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner drilling rigs of its kind are being operated in the geographical area in which such Company Drilling Rig is presently being operated which the failure to hold would reasonably be expected to have a Company Material Adverse Effect, (iv) to the Knowledge of Company, no event has occurred and no condition exists as of the date of this Agreement that would endanger the maintenance of the classification of such Company Drilling Rig, (v) such Company Drilling Rig is a jack-up drilling rig and is considered by the American Bureau of Shipping to be in class as a Maltese Cross A1 Self-Elevating Drilling Unit and free of any recommendations affecting class and (vi) there exists no outstanding requirements or recommendations resulting from any inspections by, or rules or regulations of, any Governmental Body, including without limitation, the American Bureau of Shipping, the U.S. Coast Guard, the U.S. Minerals Management Service, the U.S. Occupational Safety and Health Administration, or the Laws of any nation under which any of the Company Drilling Rigs are flagged.

         (d) Section 2.27(d) of the Company Disclosure Schedule contains a list of the geographical location in which each Company Drilling Rig, with the exception of any Company Drilling Rig not yet delivered to Company, is being operated as of the date hereof. Each Company Drilling Rig can be removed from such geographical location and transported to the United States without the material payment, Liability or imposition of any Tax or other payment of any kind to any Governmental Body.

2.28     DISCLOSURE

         None of the information to be supplied by Company for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the information to be supplied by Company for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement.

2.29     FINANCIAL AND COMMODITY HEDGING

         Section 2.29 of the Company Disclosure Schedule sets forth a list of each Company Contract providing for a hedging or derivative transaction of a nature described in Financial Accounting Standards Board Release No. 133 outstanding as of the date of this Agreement, including the fair market value of each such outstanding hedging or derivative transaction. As of the date of this Agreement, the cost to Company to close all of its outstanding hedging or derivative transactions would not exceed an aggregate amount of $1.7 million.

                                    ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to Company that, except as set forth in the Parent Disclosure Schedule or Parent SEC Documents:

3.1      ORGANIZATION

         Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

3.2      ENFORCEABILITY; NO CONFLICT

         (a) Assuming due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms. Each of Parent and Merger Sub has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of each of Parent and Merger Sub.

         (b) Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" Laws, the Delaware General Corporation Law, the HSR Act, MARAD and the rules and regulations promulgated thereunder, any Antitrust Law and the NYSE rules (as they relate to the Form S-4 Registration Statement and the Proxy Statement), neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Body or other Person in connection with the execution and delivery of this Agreement or any other agreements referred to in this Agreement by Parent, or the consummation or performance of any of the Contemplated Transactions, except where the failure to make such filing, give such notice or obtain the Consent is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (c) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will (i) Contravene any provision of the Governing Documents of Parent or Merger Sub, or any resolution adopted in connection with the Contemplated Transactions by the stockholders or board of directors of Parent or Merger Sub, (ii) Contravene any Parent or Merger Sub Contract, Governmental Authorization, Law or Order to which Parent or Merger Sub, or any of the assets owned or used by Parent and its Subsidiaries, collectively, may be subject, except where such Contravention does not, and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Parent and its Subsidiaries, except where such Encumbrance does not and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (d) The board of directors of Parent (at a meeting duly called and held) has, by unanimous vote, duly and validly authorized the execution, delivery and performance of this Agreement by Parent and unanimously approved the consummation of the Contemplated Transactions.

3.3      CAPITALIZATION

         (a) The authorized capital stock of Parent consists of: (i) 250,000,000 shares of Parent Common Stock, (ii) 5,000,000 shares of Parent First Preferred Stock, and (iii) 15,000,000 shares of Parent Preferred Stock, of which 1,250,000 have been designated as Series A Junior Participating Preferred Stock. As of the date of this Agreement, (i) 135,399,864 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent First Preferred Stock are issued and outstanding, and (iii) no shares of Parent Preferred Stock are issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

         (b) As of the date of this Agreement, (i) 23,548,127 shares of Parent Common Stock are held in the treasury of Parent, (ii) 10,552,304 shares of Parent Common Stock are reserved for future issuance pursuant to the Parent Incentive Plans, of which 3,762,633 shares of Parent Common Stock are subject to stock options that have been granted and are outstanding under the Parent Incentive Plans, (iii) 492,000 shares of Parent Common stock are reserved for future issuance pursuant to the Parent Directors Plan, of which 114,000 shares of Parent Common Stock are subject to stock options that have been granted and are outstanding under the Parent Directors Plan, (iv) 1,000,000 shares of Parent Common Stock are reserved for future issuance as matching contributions under the Parent Savings Plan, and (v) no shares of Parent Common Stock are reserved for issuance as matching contributions under the Parent SERP.

         (c) Except as contemplated by this Agreement or as set forth in the Parent SEC Documents, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any Parent Subsidiary, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any Parent Subsidiary, or (iii) stockholder rights plan (or similar plan common referred to as a "poison pill") or Contract under which Parent or any Parent Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         (d) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which, as of the date of this Agreement, 100 shares are issued and outstanding and held by Parent.

3.4      SEC FILINGS; FINANCIAL STATEMENTS

         (a) Parent has made available to Company accurate and complete copies of all annual reports on Form 10-K, registration statements, definitive proxy statements relating to meetings of Parent's stockholders and other registration statements and reports filed by Parent with the SEC since January 1, 1999, and all amendments thereto ("Parent SEC Documents"). All Parent SEC Documents have been filed by Parent with the SEC on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Parent SEC Documents or any statements, schedules or other documents included or incorporated by reference therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto,
(ii) fairly present in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements need not contain footnotes and are subject to normal year-end adjustments) and (iii) fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in the financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods covered thereby.

         (c) Except (i) to the extent set forth on the balance sheet of Parent and its consolidated Subsidiaries as at December 31, 2001, including the notes thereto (the "2001 Parent Balance Sheet") or (ii) as disclosed in any Parent SEC Document filed by Parent after December 31, 2001, neither Parent nor any Subsidiary has any Liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for Liabilities, which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (d) Parent has heretofore made available to Company complete and correct copies of all amendments and modifications (if any) that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent as exhibits to the Parent SEC Documents and are currently in effect.

3.5      COMPLIANCE WITH LAWS

         Except for such matters as, individually or in the aggregate, do not have, or are not reasonably likely to have, a Parent Material Adverse Effect:
(a) Parent is in full compliance with each Law that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, and
(b) to Parent's Knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) may cause Parent to Contravene any Law or may give rise to any obligation on the part of Parent to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Parent has not received at any time since January 1, 2000 any written notice or other communication from any Governmental Body or any other Person regarding any alleged Contravention of any Law or any actual, alleged or potential obligation on the part of such company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.6      LEGAL PROCEEDINGS; ORDERS

         There are no pending Proceedings not disclosed in the Parent SEC Documents (a) by or against Parent or that otherwise relate to or may affect the business of, or any of the assets owned or used by, Parent that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, or (b) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

3.7      VALID ISSUANCE

         The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

3.8      DISCLOSURE

         None of the information to be supplied by Parent or Merger Sub for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. None of the information to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

3.9      CASH CONSIDERATION

         Parent has available to it, and at the Closing will have available to it, all funds necessary to pay the Cash Consideration and to satisfy its obligations hereunder.

3.10     NO PRIOR ACTIVITIES

         Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Contemplated Transactions, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever, or entered into any agreement or arrangement with any Person.

3.11     NO MATERIAL ADVERSE EFFECT

         Since the date of the most recent Parent SEC Document no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Parent Material Adverse Effect.

3.12     ABSENCE OF CERTAIN CHANGES AND EVENTS

         From and after December 31, 2001 through and including the date hereof, except as disclosed in any Parent SEC Document, Parent has conducted its business only in ordinary course of business and there has not been any:

         (a) material change in the authorized or issued shares of Parent, other than grants of stock options under any Parent option plan or Parent Other Benefit Obligation, grant of any right to purchase shares of Parent; issuance of any security convertible into such equity; grant of any registration rights; purchase, redemption, retirement or other acquisition by Parent of any shares or securities or obligations convertible into or exchangeable or exercisable for such capital stock, except pursuant to any Parent Plan; declaration or payment of any dividend or other distribution or payment with respect to any shares; other than in the ordinary course of business.

         (b) any reclassification, combination, split or division of Parent Common Stock;

         (c) amendment or other modification to the Governing Documents of Parent;

         (d) damage to or destruction or loss with an aggregate value in excess of $5 million of any asset or property of Parent;

         (e) sale, lease or other disposition of any asset or property of Parent with an aggregate value in excess of $5 million, or the creation of any material Encumbrance on any material asset of Parent;

         (f) settlement, cancellation or waiver of any claims or rights in excess of $5 million, or which relates to any of the Contemplated Transactions;

         (g) material change in the accounting methods, principles or practices used by Parent; or

         (h) Contract by Parent to do any of the foregoing.

3.13     GOVERNMENT AUTHORIZATION

         (a) Each material Governmental Authorization that is held by Parent is valid and in full force and effect and will remain so following the Closing, except where the failure of such Governmental Authorization to be valid or in full force and effect prior to or following the Closing does not have, and is not reasonably likely to have, a Parent Material Adverse Effect. Parent is in full compliance with all of the terms and requirements of each such Governmental Authorization, except where failure to comply with such terms and requirements does not have, and is not reasonably likely to have, a Parent Material Adverse Effect. Except where such Contravention does not have, and is not reasonably likely to have, a Parent Material Adverse Effect: (i) to Parent's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in Contravention of any Governmental Authorization, and (ii) Parent has not received at any time since January 1, 2000 any written notice or other communication from any Governmental Body or any other Person alleging any Contravention of any Governmental Authorization.


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

         (b) All such Governmental Authorizations constitute all of the Governmental Authorizations necessary to permit the Parent to conduct its business lawfully in the manner in which it currently conducts such business and to permit Parent to own and use its assets in the manner in which it owns and uses such assets currently, except, in each case, where the failure to hold a Governmental Authorization does not have, and is not reasonably likely to have, a Parent Material Adverse Effect.

3.14     TAXES

         (a) Parent has filed (or has had filed on its behalf) on a timely basis all material Tax Returns as required by applicable Laws. Each such Tax Return is accurate and complete in all material respects. There are no material Encumbrances for any Taxes on any of the assets of Parent.

         (b) The amounts reflected as Liabilities in the financial statements contained in the Parent SEC Documents for all Taxes are adequate in all material respects to cover any and all Liabilities for all Taxes, whether or not disputed, that have been accrued with respect to, should have been accrued with respect to, or are applicable to the period ended on and including the date of such financial statements, or to any years and periods prior thereto and for which Parent may be directly, indirectly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person.

         (c) No federal, state, local or foreign audits or other Proceedings exist with regard to any material Taxes or Tax Returns of Parent. Parent has not received any written notice that an audit or other Proceeding is pending or threatened with respect to any Taxes due from or with respect to such company or any Tax Return filed by or with respect to such company. Parent has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

3.15     BROKERS; FINDERS

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

                                    ARTICLE 4

                     CERTAIN COVENANTS OF COMPANY AND PARENT

4.1      ACCESS AND INVESTIGATION BY PARENT

         (a) Between the date hereof and the Effective Time (the "Pre-Closing Period"), Company will give Parent and Merger Sub and their authorized Representatives reasonable access during normal business hours to all employees, plants, offices, drilling rigs and other facilities and to all books and records of the Acquired Companies, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Acquired Companies' officers to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business,


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

properties and personnel of the Acquired Companies as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 4.1 shall affect or be deemed to modify any of the representations or warranties made by Company or be deemed a waiver of any breach thereof.

         (b) During the Pre-Closing Period, Company shall furnish to Parent and Merger Sub: (i) promptly after the delivery thereof to management, such monthly financial statements, data and operating reports as are regularly prepared for distribution to Company management, and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company SEC Documents, which (in the case of this clause (ii)), shall be in accordance with the books and records of Company.

         (c) Each of Parent and Merger Sub will hold and will cause its authorized Representatives to hold in confidence all documents and information concerning Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the Contemplated Transactions pursuant to the terms of the Confidentiality Agreement.

4.2      OPERATION OF COMPANY'S BUSINESS

         (a) During the Pre-Closing Period, except as set forth in Section 4.2(a) of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement: (i) Company shall ensure that each of the Acquired Companies conducts its business and operations (A) in the Ordinary Course of Business, and (B) in material compliance with all applicable Laws and the requirements of all Company Contracts that constitute Material Contracts, (ii) Company shall use its Reasonable Efforts to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Companies and (iii) without the prior written consent of Parent, which shall not be unreasonably withheld, (A) Company shall not, and shall cause each of the other Acquired Companies not to, take any affirmative action, or fail to take any reasonable action within its control, which action or failure to act is reasonably likely to result in any of the changes or events described in clauses (a) - (n) of Section 2.9 (other than those specified in Section 2.9(f) resulting from inaction), (B) Company shall keep in full force and effect, and without modification or amendment, or any lapse of coverage under, all insurance policies referred to in Section 2.13 of the Company Disclosure Schedule, (C) Company shall promptly notify Parent of (1) any written notice or other communication in writing from any Person alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions and (2) any Proceeding commenced or, to the best of its Knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Companies that relates to the consummation of the Contemplated Transactions, (D) Company shall not enter into any Contract providing for a hedging or derivative transaction of a nature described in Financial Accounting Standards Board Release No. 133 and (E) Company shall not grant any Company Options or restricted stock awards under the Company Stock Option Plan.

         (b) During the Pre-Closing Period, Company shall promptly notify Parent in writing of: (i) the discovery by Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy or breach in any representation or warranty made by Company in this Agreement, (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement, and that causes or constitutes a material inaccuracy or breach in any representation or warranty made by Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of any of the Acquired Companies, and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 and 8 impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, Company shall promptly advise Parent in writing of any Proceeding or material claim or Contract dispute threatened, commenced or asserted against or with respect to any of the Acquired Companies. No notification given to Parent pursuant to this Section 4.2(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Company contained in this Agreement.

4.3      NO SOLICITATION

         (a) Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Companies or any Representative of any of the Acquired Companies directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal (except pursuant to Section 5.2(c)) or (v) enter into any Contract contemplating or otherwise relating to any Acquisition Transaction (except pursuant to Section 9.1(f)); provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this
Section 4.3(a) shall not prohibit Company from furnishing information regarding the Acquired Companies to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal that is submitted to Company by such Person (and not withdrawn) and that is a Superior Proposal (determined based on facts known at the time of such proposal) if (i) neither Company nor any Representative of any of the Acquired Companies shall have violated in any material respect any of the restrictions set forth in this Section 4.3, (ii) the board of directors of Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable Law, (iii) within two business days after furnishing any such information to, or entering into discussions or negotiations with, such Person, Company gives Parent written notice of the identity of such Person and the fact that the Company furnished information to, or entered into discussions or negotiations with, such Person, and (iv) Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all information furnished to such Person by or on behalf of Company. Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Companies, whether or not such Representative is purporting to act on behalf of any of the Acquired Companies, shall be deemed to constitute a breach of this
Section 4.3 by Company.

         (b) Company shall promptly advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that is reasonably likely to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, or indication of interest, and the terms of any such Acquisition Proposal) that is made or submitted by any Person during the Pre-Closing Period. Company shall keep Parent informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest.

         (c) Company shall immediately cease and cause to be terminated any existing discussions as of the date of this Agreement with any Person that relate to any Acquisition Proposal.

         (d) Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality or similar agreement to which any of the Acquired Companies is a party, and will use its Reasonable Efforts to enforce or cause to be enforced each such agreement at the request of Parent.

4.4      OPERATION OF PARENT'S BUSINESS

         (a) During the Pre-Closing Period, except as contemplated by any other provision of this Agreement: (i) Parent shall conduct its business and operations in the ordinary course of business, (ii) Parent shall use its Reasonable Efforts to preserve intact its current business organization, (iii) without the prior written consent of Company, which shall not be unreasonably withheld, Parent shall not, and shall cause its Subsidiaries not to, take any affirmative action, or fail to take any reasonable action within its control, which action or failure to act is reasonably likely to result in any of the changes or events described in clauses (a), (b), (c) or (g) (or (h) as it relates to the foregoing) of Section 3.12, (iv) acquire or enter into any Contract to acquire (by means of acquisition of capital stock, assets, merger, other business combination or otherwise) any businesses or assets, if the aggregate amount of consideration (whether comprised of cash, securities or other property) paid or payable by Parent or its Subsidiaries in respect of any and all such acquisitions would exceed, in the aggregate, $400 million (with any Parent Common Stock issued or to be issued as consideration to be valued based upon the closing price of Parent Common Stock on the date of this Agreement), and (v) Parent shall promptly notify Company of (A) any written notice or other communication in writing from any Person alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions and (B) any Proceeding commenced or, to the best of its Knowledge threatened against, relating to or involving or otherwise affecting Parent that relates to the Contemplated Transactions.

         (b) During the Pre-Closing Period, Parent shall promptly notify Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy or breach in any representation or warranty made by Parent in this Agreement, (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement, and that causes or constitutes a material inaccuracy or breach in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of Parent, and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Articles 6, 7 and 8 impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect. Without limiting the generality of the foregoing, Parent shall promptly advise Company in writing of any Proceeding or material claim threatened, commenced or asserted against or with respect to it. No notification given to Company pursuant to this
Section 4.4(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

                                    ARTICLE 5

                       ADDITIONAL COVENANTS OF THE PARTIES

5.1      REGISTRATION STATEMENT; PROXY STATEMENT

         (a) As promptly as practicable after the date of this Agreement, Company shall prepare and cause to be filed with the SEC the Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Common Stock in the Merger. Each of Parent and Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Form S-4 Registration Statement and Proxy Statement. Each of Parent and Company shall use its Reasonable Efforts to cause the Form S-4 Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Company will cause the Proxy Statement to be mailed to Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of Parent and Company shall also promptly file, use its Reasonable Efforts to cause to become effective as promptly as possible and, if required, mail to Company's stockholders any amendment to the Form S-4 Registration Statement or Proxy Statement that becomes necessary after the date the S-4 Registration Statement is declared effective.

         (b) If at any time prior to the Effective Time any event or circumstance relating to Parent or its directors or officers is discovered by Parent which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Contemplated Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (c) If at any time prior to the Effective Time any event or circumstance relating to any of the Acquired Companies or their respective directors or officers is discovered by Company which is required to be set forth in an amendment or supplement to the Form S-4 Registration Statement or Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Contemplated Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (d) Each of Parent and Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Proxy Statement or Form S-4 Registration Statement or comments thereon or responses thereto.

         (e) Prior to the Effective Time, Parent shall use Reasonable Efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at Company Stockholders' Meeting (as defined in Section 5.2); provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

5.2      COMPANY STOCKHOLDERS' MEETING

         (a) Company shall take all action necessary under all applicable Laws to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement ("Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Laws.

         (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of Company recommends that Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of Company's board of directors that Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"), and (ii) except as permitted by Section 5.2(c), the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

         (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) a proposal to acquire (by merger or otherwise) all of the outstanding shares of Company Common Stock is made to

Company and is not withdrawn, (ii) Company provides Parent with at least three business days prior notice of any meeting of Company's board of directors at which such board of directors will consider and determine whether such offer is a Superior Proposal, (iii) Company's board of directors determines in good faith that such offer constitutes a Superior Proposal, (iv) Company's board of directors determines in good faith, after having taken into account the advice of Company's outside legal counsel, that, in light of such Superior Proposal, the withdrawal or modification of the Company Board Recommendation is required in order for Company's board of directors to comply with its fiduciary duties to Company's stockholders under applicable Law, and (v) none of the Acquired Companies nor any of their Representatives shall have violated in any material respect any of the restrictions set forth in Section 4.3.

         (d) Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

5.3      CONSENTS; REGULATORY APPROVALS

         (a) Subject to Section 5.3(c), each of Parent and Company shall use its Reasonable Efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.3(c), Parent and Company shall (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the Contemplated Transactions and to submit promptly any additional information requested in connection with such filings and notices, (ii) use its Reasonable Efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Laws or Contract, or otherwise) by such party in connection with any of the Contemplated Transactions and (iii) use its Reasonable Efforts to lift any restraint, injunction or other legal bar to the Merger. Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by Company during the Pre-Closing Period.

         (b) Without limiting the generality of Section 5.3(a), each of Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable Antitrust Laws in connection with the Merger. Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or related matters and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its Reasonable Efforts to take or cause to be taken, all other actions consistent with this Section 5.3(b) reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each of Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Body with respect to the Merger or any of the Contemplated Transactions, (ii) keep the other party informed as to the status of any such Proceeding or threat and (iii) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Law, Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Proceeding under or relating to the HSR Act or any other Antitrust Law.

         (c) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to: (i) dispose or transfer or cause any of the Acquired Companies to dispose of or transfer any assets, or to commit to cause any of the Acquired Companies to dispose of any assets, (ii) discontinue or cause any of Acquired Companies to discontinue offering any product or service, or to commit to cause any of the Acquired Companies to discontinue offering any product or service, (iii) hold separate or cause any of the Acquired Companies to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Companies to hold separate any assets or operations, (iv) make or cause any of the Acquired Companies to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Companies, or (v) contest any Proceeding relating to the Merger if Parent determines in good faith that contesting such Proceeding might not be advisable.

5.4      EMPLOYEE BENEFITS

         (a) Parent agrees to provide to former employees of the Acquired Companies under the plans continued or to be established by Parent continuation group health coverage under Code Section 4980B of the Code and ERISA Section 601 et seq. ("COBRA Coverage") for any individuals receiving COBRA Coverage under the Chiles Offshore Health Care Benefits Plan (the "Medical Plan") as of the Effective Time and for any employees of the Acquired Companies and their dependents who become eligible for and elect COBRA Coverage as a result of the Contemplated Transactions; provided, however, nothing contained herein shall obligate Parent to extend COBRA Coverage beyond its normal expiration period. As soon as practicable after the Effective Time, the Acquired Companies shall transfer to Parent or, if directed by Parent, to the Surviving Corporation, any assets, including any insurance policies, held by the Acquired Companies supporting the payment of benefits under the Medical Plan, the Chiles Offshore Inc. group vision plan, the Chiles Offshore Inc. group life insurance plan, the Chiles Offshore Inc. long-term disability plan and the Chiles Offshore Inc. cafeteria plan (collectively, the "Group Insurance Plans"). Parent and the Acquired Companies agree that any Acquired Company shall take such action as appropriate to merge or terminate as of any date determined by Parent on or after the Effective Time the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the "401(k) Plan") or any Group Insurance Plan, liquidate the assets of any trust or funding arrangement for any such plan and settle all claims for benefits under any such plan, in each case conditioned upon the occurrence of the Merger.

         (b) Parent and the Surviving Corporation shall cause all of their respective employee benefit and compensation plans (including, without limitation, pension, profit-sharing, retirement, savings, 401(k), vacation, paid time-off, employee, and other employee financial, welfare or other benefit plans) covering or otherwise benefiting any of the employees of Company who are employed by the Surviving Corporation on or after the Effective Time (the "Assumed Employees") to count any actual service performed for any Acquired Company as recognized by any Acquired Company under the terms of the Company

Plans, without duplication of benefits, for purposes of eligibility to participate, vesting and benefit accrual to the same extent such service was recognized under the Company Plans. If Parent determines to terminate or merge the 401(k) Plan or any Group Insurance Plan into its plans, the Assumed Employees who are then employed by the Surviving Corporation shall be eligible to participate immediately in the similar plans sponsored and maintained by Parent for its employees and Parent and the Surviving Corporation shall also cause all waiting periods under each such plan of Parent to be waived, to the extent necessary, with respect to such Assumed Employees.

         (c) Parent and the Surviving Corporation shall give Assumed Employees credit, for purposes of Parent's and the Surviving Corporation's vacation and/or other paid leave benefit programs, for such employees accrued and unpaid vacation and/or paid leave balance as of the Effective Time.

         (d) Parent agrees to the terms and conditions of the compensation arrangements specified in Exhibit E.

         (e) Nothing contained in this Agreement is intended to (i) confer upon any Assumed Employee any right to continued employment after the Effective Time or (ii) prevent Parent or the Surviving Corporation from reserving or exercising the right to amend, modify, change or terminate or otherwise alter any of the provisions of, or benefits provided under, any of the Company Plans, that are assumed by Parent or the Surviving Corporation.

5.5      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of Company at or prior to the date of this Agreement ("Indemnified Persons") shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware Law for a period of six years from the Effective Time, and Parent hereby guarantees the performance of such obligations, it being understood that any Person entitled to the benefits thereof may proceed directly against Parent without first proceeding against the Surviving Corporation.

         (b) From the Effective Time until September 18, 2006, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Company as of the date of this Agreement in the form disclosed by Company to Parent prior to the date of this Agreement ("Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $200,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $200,000 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $200,000.

5.6      DISCLOSURE

         Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other Contemplated Transactions unless (a) Parent shall have approved such disclosure or (b) Company shall have been advised by its outside legal counsel that such disclosure is required by applicable Law or the rules and regulations of any applicable securities exchanges.

5.7      AFFILIATES AND AFFILIATE AGREEMENTS

         (a) Company shall use its Reasonable Efforts to cause each Person identified in Section 5.7(a) of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Company to execute and deliver to Parent, prior to the date of the mailing of the Proxy Statement to Company's stockholders, an Affiliate Agreement in the form of Exhibit D (each, an "Affiliate Agreement").

         (b) Company shall terminate the agreements identified in Section 5.7(b) of the Company Disclosure Schedule, with termination to be effective as of the Effective Time. Company shall not incur any Liability in connection with such termination of such agreements and none of the Acquired Companies shall have any Liability under such agreements from and after the Effective Time.

5.8      RESIGNATIONS

         Company shall use its Reasonable Efforts to obtain and deliver to Parent the resignation of each officer and director of each of the Acquired Companies prior to Closing.

5.9      LISTING

         Parent shall use Reasonable Efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing at or prior to the Closing Date (subject to notice of issuance) on the NYSE.

5.10     SECTION 16b-3

         Parent, Merger Sub, and Company shall use its Reasonable Efforts as may be required to cause the Contemplated Transactions and any other dispositions of equity securities of Company (including derivative securities) or acquisitions of equity securities of Parent by each individual who (a) is a director or officer of Company, or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.11     TAXES

         Company, Parent and Merger Sub shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to Company, and Baker & McKenzie, counsel to Parent, certificates at such time or times as reasonably requested by such law firms in connection with their respective deliveries of opinions to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. Prior to the Effective Time, none of Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificates.

                                    ARTICLE 6

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

         The obligation of each party to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to Closing, of each of the following conditions:

6.1      EFFECTIVENESS OF FORM S-4 REGISTRATION STATEMENT

         The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued by the SEC, and no Proceeding for that purpose shall have been initiated by the SEC and all necessary approvals under state securities Laws or the Securities Act or the Exchange Act relating to the issuance of the Parent Common Stock shall have been received.

6.2      COMPANY STOCKHOLDER APPROVAL

         This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

6.3      HSR ACT

         The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for a period of time (it being understood that no such agreement will be entered into without Company's consent); any similar waiting period under any applicable Antitrust Law shall have expired or been terminated and any Consent required under any applicable Antitrust Law shall have been obtained.

6.4      LISTING

         The shares of Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on the NYSE.

6.5      NO RESTRAINTS

         No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Law enacted, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 5.3, and with respect to other matters not covered by
Section 5.3, to use its Reasonable Efforts to have any such order or injunction lifted or vacated.

                                    ARTICLE 7

      CONDITIONS PRECEDENT TO PARENT'S AND MERGER SUB'S OBLIGATION TO CLOSE

         The obligations of Parent and Merger Sub to effect the Merger and to take the other actions required to be taken by Parent and Merger Sub at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Parent and Merger Sub, in whole or in part):

7.1      ACCURACY OF REPRESENTATIONS

         The representations and warranties of Company contained in this Agreement shall be true and correct in all respects as of the Closing Date (without taking into account any qualification as to materiality or Company Material Adverse Effect), except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and except for such breaches of representations and inaccuracies in warranties that do not have, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

7.2      COMPANY'S PERFORMANCE

         Company shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date.

7.3      CONSENTS

         Each of the Governmental Authorizations and Consents identified in
Section 2.2(b) of the Company Disclosure Schedule must have been obtained and must be in full force and effect, in each case, without limitation or condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect.

7.4      NO MATERIAL ADVERSE CHANGE

         At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Company Material Adverse Effect.

7.5      OFFICER'S CERTIFICATE

         Company shall have delivered to Parent and Merger Sub a certificate, executed on behalf of Company by an executive officer of Company, and dated as of the Closing Date that the conditions set forth in Sections 7.1, 7.2, 7.3 and
7.4 have been duly satisfied.

7.6      AFFILIATE AGREEMENTS

         Parent shall have received Affiliate Agreements from each Person identified in Section 5.7(a) of the Company Disclosure Schedule.

7.7      DISSENTING SHARES

         The number of Dissenting Shares (if any) with respect to which the holders thereof shall have properly demanded appraisal in accordance with the Delaware General Corporation Law before the taking of a vote on the Merger at the Company Stockholders' Meeting or any adjournment thereof, the holders of which shall not have withdrawn such demand as of the Closing Date, shall not exceed ten percent (10%) of the issued and outstanding Company Common Stock entitled to vote thereon.

7.8      TAX OPINION

         Parent shall have received an opinion of Baker & McKenzie, in customary form, dated the Effective Time, that the Merger constitutes a reorganization within the meaning of Section 368 of the Code.

                                    ARTICLE 8

              CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE

         Company's obligation to effect the Merger and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Company, in whole or in part):

8.1      ACCURACY OF REPRESENTATIONS

         The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects as of the Closing Date (without taking into account any qualifications to materiality or Parent Material Adverse Effect), except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and except for such breaches of representations and inaccuracies in warranties that do not have, and are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

8.2      PARENT'S AND MERGER SUB'S PERFORMANCE

         Parent and Merger Sub shall have performed, in all material respects, their respective covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date.

8.3      NO MATERIAL ADVERSE CHANGE

         At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Parent Material Adverse Effect.

8.4      OFFICER'S CERTIFICATE

         Parent shall have delivered to Company a certificate, executed on behalf of Parent and Merger Sub by an executive officer of Parent, and dated as of the Closing Date that the conditions set forth in Sections 8.1, 8.2 and 8.3 have been duly satisfied.

8.5      TAX OPINION.

         Company shall have received an opinion of Weil, Gotshal & Manges LLP, in customary form, dated the Effective Time, that the Merger constitutes a reorganization within the meaning of Section 368 of the Code.

                                    ARTICLE 9

                                   TERMINATION

9.1      TERMINATION

         This Agreement may be terminated prior to the Effective Time:

         (a) by mutual written consent of Parent and Company;

         (b) by either Parent or Company if the Merger shall not have been consummated by December 15, 2002 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

         (c) by either Parent or Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

         (d) by either Parent or Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Company's stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this
Section 9.1(d) unless Company shall contemporaneously make the payment(s) required to be made to Parent pursuant to Section 9.3(a);

         (e) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

         (f) by Company, if prior to the adoption of this Agreement by the Required Company Stockholder Vote (i) the board of directors of Company has received a Superior Proposal, (ii) in light of such Superior Proposal the board of directors of Company shall have determined in good faith, after consultation with its outside legal advisors, that termination is required in order for the board of directors of the Company to comply with its fiduciary obligations to Company's stockholders under applicable Law, (iii) Company has complied in all material respects with Section 4.3, (iv) Company contemporaneously pays the fee provided for under Section 9.3(b) and (v) the board of directors of Company concurrently approves, and Company concurrently enters into, a binding definitive written agreement providing for the implementation of such Superior Proposal; provided that Company may not effect such termination pursuant to this
Section 9.1(f) unless and until (i) Parent receives at least three business days' prior written notice from Company of its intention to effect such termination pursuant to this Section 9.1(f); and (ii) during such three business day period, Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose;

         (g) by Parent (i) if any of Company's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if (A) any of Company's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied and (B) such inaccuracy has not been cured by Company within 10 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section
7.2 would not be satisfied;

         (h) by Company (i) if any of Parent's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.1 would not be satisfied, or (ii) if (A) any of Parent's representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied and (B) such inaccuracy has not been cured by Parent within 10 business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
Section 8.2 would not be satisfied;

         (i) by Parent if, since the date of this Agreement, there shall have occurred any event or occurrence such that the condition set forth in Section
7.4 would not be satisfied; or

         (j) by Company if, since the date of this Agreement, (i) there shall have occurred any event or occurrence such that the condition set forth in
Section 8.3 would not be satisfied or (ii) a Company Material Adverse Effect within the meaning of the last sentence of such definition shall have occurred.

9.2      EFFECT OF TERMINATION

         If this Agreement is terminated as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3 and Article 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any Liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

9.3      EXPENSES; TERMINATION FEES

         (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses (including, for the avoidance of doubt payment by Parent of any fees payable pursuant to the HSR Act), whether or not the Merger is consummated; provided, however, that:

                  (i) Parent and Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Proxy Statement and any amendments or supplements thereto; and

                  (ii) If this Agreement is terminated by Parent or Company pursuant to Section 9.1(d), then (without limiting any obligation of Company to pay any fee payable pursuant to Section 9.3(b)) Company shall make a nonrefundable cash payment to Parent, at the time specified below, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger or any other Contemplated Transaction; provided, in no event shall the amount of such fees and expenses exceed $1,000,000. In the case of termination of this Agreement by Company pursuant to Section 9.1(d) any nonrefundable payment required to be made pursuant to this clause (ii) shall be paid by Company contemporaneously with such termination; and in the case of termination of this Agreement by Parent pursuant to Section 9.1(d), any nonrefundable payment required to be made pursuant this clause (ii) shall be paid by Company within two business days after such termination.

         (b) If this Agreement is terminated by (i) Parent or Company pursuant to Section 9.1(d) and at the time of the Company Stockholders' Meeting an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and such Acquisition Proposal is consummated within 12 months of such termination, (ii) Parent pursuant to Section 9.1(e) or (iii) Company pursuant to
Section 9.1(f), then Company shall pay to Parent, in cash at the time specified in the next sentence (and less the amounts paid, if any pursuant to Section 9.3(a)(ii)), a nonrefundable fee in the amount equal to $22,500,000. In the case of termination of this Agreement by Company pursuant to Section 9.1(d), the fee referred to in the preceding sentence shall be paid by Company on the date of consummation of the Acquisition Transaction provided such consummation occurs within 12 months from the date of termination. In the case of termination of this Agreement by Parent pursuant to Section 9.1(e), the fee referred to in the preceding sentence shall be paid by Company within two business days after such termination. In the case of termination of this Agreement by Company pursuant to
Section 9.1(f), the fee referred to in the preceding sentence shall be paid by Company contemporaneously with such termination.

         (c) If Company fails to pay when due any amount payable under this
Section 9.3, then Company shall reimburse Parent for all costs and expenses (including attorney's fees) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.3.

                                   ARTICLE 10

                               GENERAL PROVISIONS

10.1     CONFIDENTIALITY

         This Agreement is not intended to supersede or replace the Confidentiality Agreement dated as of May 6, 2002 between Company and Parent (the "Confidentiality Agreement"). The Confidentiality Agreement will remain in full force and effect in accordance with its terms and Parent will continue to be obligated to perform and comply with its obligations under the Confidentiality Agreement until the Closing, after which the Confidentiality Agreement will terminate in full at the Effective Time and Parent will have no further obligations thereunder.

10.2     NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

         If to Company:

         Chiles Offshore Inc.
         11200 Richmond Avenue, Suite 480
         Houston, Texas 77082-2618
         Attention:  Dick Fagerstal
         Facsimile:  832-486-3540
         E-mail Address: dfagerstal@chilesoffshore.com with a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Attention:  David E. Zeltner, Esq.
         Facsimile: (212) 310-8007
         E-mail Address:  david.zeltner@weil.com

         If to Parent or Merger Sub:

         ENSCO International Incorporated
         Attention:  C. Christopher Gaut
         Address:  1445 Ross Avenue, Suite 2700
         Dallas, Texas  75002
         Facsimile No.:  214-855-0300
         E-mail Address:  cgaut@enscous.com

         with a copy (which will not constitute notice) to:

         Baker & McKenzie
         Attention:  Daniel W. Rabun
         Address:  2001 Ross Avenue, Suite 2400
         Dallas, Texas  75201
         Facsimile No.:  214-978-3099
         E-mail Address:  daniel.w.rabun@bakernet.com


10.3     FURTHER ACTIONS

         Upon the request of any party to this Agreement, the other parties will
(a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

10.4     INCORPORATION OF SCHEDULES AND EXHIBITS

         The Schedules and Exhibits identified in this Agreement, including the Company Disclosure Schedule and the Parent Disclosure Schedule and any supplements thereto, are incorporated herein by reference and made a part of this Agreement.

10.5     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Without limiting the foregoing, no party makes any representation, warranty or covenant not expressly set forth in this Agreement. This Agreement may be amended with the approval of the respective boards of directors of Company, Parent and Merger Sub at any time (whether before or after adoption of this Agreement by the stockholders of Company); provided, however, that after any such adoption of this Agreement by Company's stockholders, no amendment shall be made which by Law requires further approval of the stockholders of Company without the further approval of the stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

10.6     DRAFTING AND REPRESENTATION

         The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

10.7     SEVERABILITY

         If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.8     ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Law (including, but not limited to, by merger or consolidation) or otherwise, without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section and for the provisions of Article 1, Section 5.4 and Section
5.5 (collectively, the "Third-Party Provisions"). The Third-Party Provisions may be enforced by the beneficiaries thereof.

10.9     ENFORCEMENT OF AGREEMENT

         The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at Law or in equity.

10.10    WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.11    GOVERNING LAW

         This Agreement will be governed by and construed under the Laws of the State of Delaware without regard to conflicts of Laws principles that would require the application of any other Law.

10.12    JURISDICTION; SERVICE OF PROCESS

         Any action, hearing, suit or proceeding arising out of or relating to this Agreement or any Contemplated Transaction must be brought in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware. Each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. The parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in this Section may be served on any party anywhere in the world.

10.13    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                         ENSCO INTERNATIONAL INCORPORATED


                         By:  /s/ Carl F. Thorne
                              ------------------------------------------------
                              Carl F. Thorne
                              Chairman of the Board and Chief Executive Officer


                         CHORE ACQUISITION, INC.


                         By:  /s/ C. Christopher Gaut
                              ------------------------------------------------
                              C. Christopher Gaut
                              President


                         CHILES OFFSHORE INC.


                         By:   /s/ Dick Fagerstal
                              ------------------------------------------------
                              Dick Fagerstal
                              Senior Vice President and Chief Financial Officer

                                    EXHIBIT A
                                    ---------

                          CONSTRUCTION AND DEFINITIONS
                          ----------------------------

1.       CONSTRUCTION

         Any reference in the Agreement (as defined below) to an "Article," "Section" or "Schedule" refers to the corresponding Article, Section or Schedule of or to the Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of the Agreement. All words used in the Agreement should be construed to be of such gender or number as the circumstances require. The terms "include" and "including" indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

2.       DEFINITIONS

         For the purposes of the Agreement, the following terms and variations on them have the meanings specified in this Section:

         "401(k) Plan" is defined in Section 5.4.

         "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of the Acquired Companies and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered to customers of the Acquired Companies, (b) all other accounts or notes receivable of the Acquired Companies and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

         "Acquired Companies" is defined in Section 2.1(a).

         "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         "Acquisition Transaction" means any transaction or series of transactions involving:

         (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Companies is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Companies, or (iii) in which any of the Acquired Companies issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Companies; or

         (b) any sale (other than sales of inventory in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than sales of inventory in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Companies.

         "Adverse Consequence" means any Liability, loss, damage (including incidental and consequential damages), claim, cost, deficiency, diminution of value or expense (including costs of investigation and defense, penalties and reasonable attorney's fees and costs), whether or not involving a third-party claim.

         "Affiliate Agreement" is defined in Section 5.7.

         "Agreement" is defined in the first paragraph of the Agreement.

         "Antitrust Laws" means United States federal and state statutes and foreign statutes, and the rules and regulations promulgated thereunder, to protect trade and commerce from unlawful restraints, price discriminations, price fixing and monopolies.

         "ASE" means the American Stock Exchange.

         "Assumed Employees" is defined in Section 5.4(b).

         "Assumed Stock Option" is defined in Section 1.8(a).

         "Cash Consideration" is defined in Section 1.5(a).

         "Certificate of Merger" is defined in Section 1.3.

         "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the Comprehensive Environmental Response, Compensation, and Liability Act.

         "Closing" is defined in Section 1.3.

         "Closing Date" is defined in Section 1.3.

         "COBRA Coverage" is defined in Section 5.4(a).

         "Code" is defined in the Preliminary Statements.

         "Common Stock Consideration" is defined in Section 1.5(a).

         "Company" is defined in the first paragraph of the Agreement.

         "Company Board Recommendation" is defined in Section 5.2(b).

         "Company Common Stock" means the common stock, par value $0.01 per share, of Company.

         "Company Contract" means any Contract (a) under which any Acquired Company has or may acquire rights, (b) under which any Acquired Company is or may become subject to Liability or (c) by which any Acquired Company or any of its assets is or may become bound.

         "Company Disclosure Schedule" means the Disclosure Schedule delivered pursuant to Article 2 by Company to Parent concurrently with the execution and delivery of the Agreement, together with any updates to it permitted by the Agreement.

         "Company Drilling Rigs" means the drilling rigs owned by Company described in Company SEC Documents.

         "Company Material Adverse Effect" means an event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) that has had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, Liabilities, operations or financial performance of the Acquired Companies taken as a whole, (b) the ability of Company to consummate any of the Contemplated Transactions or to perform any of its obligations under the Agreement, or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that the following shall not be deemed to constitute, create or cause a Material Adverse Effect: any changes, circumstances or effects that (i) affect generally the drilling services industry, and do not disproportionately affect such Persons, and that result from national, regional, state or local economic conditions, from general developments or conditions in the industry in which the Company conducts business, from acts of war or terrorism, from changes in laws, rules or regulations applicable to such party or its subsidiaries or from other general economic conditions, facts or circumstances that are not subject to the control or such party, or (ii) that result from the Contemplated Transactions and public announcement thereof. A Company Material Adverse Effect shall also be deemed to have occurred in the event that prior to the Effective Time any of the Company Drilling Rigs is lost (including, without limitation, as a result of any condemnation, confiscation, requisition or other taking of title, seizure or forfeiture), totally destroyed or damaged to such an extent that the cost of repairs and/or reconstruction constitutes a constructive, arranged or total loss regardless of the amount of any insurance coverage.

         "Company Option" is defined in Section 2.3(b).

         "Company Plan" means any Plan as to which any Acquired Company has Liability (contingent or otherwise).

         "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of Company.

         "Company SEC Documents" is defined in Section 2.4(a).

         "Company Stock Certificate" is defined in Section 1.6(a).

         "Company Stockholders' Meeting" is defined in Section 5.2(a).

         "Company Stock Option Plan" means the Chiles 2000 Stock Option Plan, as amended.

         "Company Triggering Event" means (a) the failure of the board of directors of Company to make the Company Board Recommendation, or the withdrawal or modification of the board of directors' approval of the Contemplated Transactions or the Company Board Recommendation in a manner adverse to the Parent, (b) the failure of Company to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of Company has determined and believes that the Merger is advisable and in the best interests of Company's stockholders; (c) approval, endorsement or recommendation by the board of directors of Company of any Acquisition Proposal; or (d) commencement of a tender or exchange offer relating to securities of Company and the failure of Company to send to its stockholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors of Company recommends rejection of such tender or exchange offer.

         "Confidentiality Agreement" is defined in Section 10.1.

         "Consent" means any approval, consent, ratification, waiver or other authorization.

         "Contemplated Transactions" means all of the transactions to be carried out pursuant to the Agreement, including the Merger, the performance by the parties of their other obligations under the Agreement and the execution, delivery and performance of any ancillary agreements.

         "Contract" means any (i) contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding, or (ii) any letter of intent or expression of interest that evidences an intent or desire to enter into an arrangement described in clause (i).

         "Contravene" or "Contravention" -- an act or omission would "Contravene" something if, as the context requires:

         (a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

         (b) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

         (c) the act or omission would result in the creation of an Encumbrance on the stock or any of the assets of any of the Acquired Companies.

         "Dissenting Shares" is defined in Section 1.11.

         "Drilling Contract" is defined in Section 2.9(i).

         "Effective Time" is defined in Section 1.3.

         "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction; provided, however, that the term "Encumbrance" does not include (a) mechanic's, materialman's or similar liens with respect to amounts arising or incurred in the ordinary course of business, (b) statutory liens for current Taxes, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate Proceedings, (c) liens securing rental payments under capital lease arrangements, (d) defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance or zoning, entitlement and other land use and environmental regulations by any Governmental Body, and (e) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby.

         "Entity" means any corporation, general partnership, limited liability company, limited partnership, limited liability partnership, joint venture, estate, trust, company, firm, society or other enterprise, association or organization.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant life, animal life and any other similar medium or natural resource.

         "Environmental, Health and Safety Liabilities" means any Adverse Consequence or other responsibility arising from or under an Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product), (b) any fine, penalty, judgment, award, settlement, Proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law, (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage, or (d) any other compliance, corrective or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

         "Environmental Law" means any Law that requires or relates to (a) advising appropriate Governmental Bodies, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment, (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated, (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (e) protecting resources, species or ecological amenities, (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances, (g) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention, or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any other Person that, together with any Acquired Company, is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Code Section 414 or ERISA Section 4001(b)(1).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" is defined in Section 1.7(a).

         "Exchange Fund" is defined in Section 1.7(a).

         "Exchange Ratio" is defined in Section 1.5(a).

         "Existing Policy" is defined in Section 5.5(b).

         "Facility" means any Real Property or any equipment (including motor vehicles, tank cars and rolling stock) owned or operated by any of the Acquired Companies, including the Real Property and equipment used or operated by the Acquired Companies at the respective locations of the Real Property listed in
Section 2.10 of Company Disclosure Schedule. For purposes of Section 2.17 and the definition of "Hazardous Activity," the term also includes any Real Property or equipment formerly owned or operated by any of the Acquired Companies or any predecessor Person.

         "Form S-4 Registration Statement" means the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         "GAAP" means generally accepted accounting principles for financial reporting in the United States.

         "Governing Document" means any charter, articles, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among all equityholders, partners or members of an entity.

         "Governmental Authorization" means any Consent, license, permit or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

         "Governmental Body" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, or (f) official of any of the foregoing.

         "Group Insurance Plan" is defined in Section 5.4.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or the Acquired Companies.

         "Hazardous Material" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Improvements" means all buildings, structures, fixtures and other improvements located on the Real Property.

         "Indemnified Persons" is defined in Section 5.5(a).

         "Intellectual Property" means any intellectual property owned, used or licensed (as licensor or licensee) by the Acquired Companies, including (a) Company's name, assumed business names and corporate names, (b) patents, patent disclosures, trademarks, service marks, trade dress, trade names, logos, copyrights and mask works, and all registrations, applications and goodwill associated with the foregoing, (c) all computer software (including source and object codes), databases, data models or structures, algorithms, system architectures and related documentation, data and manuals, (d) trade secrets, know-how and confidential business information (including information concerning products, product specifications, data, formulae, compositions, designs, sketches, photographs, graphs, drawings, samples, inventions, discoveries, ideas, past, current, and planned research and development, current and planned methods and processes, client and customer lists and files, current and anticipated client and customer requirements, vendor and supplier lists and files, price lists, market studies, business plans, business opportunities and financial data), (e) rights in Internet web sites and domain names used by the Acquired Companies and (f) rights in electronic mail addresses and in telephone, facsimile, cable or similar numbers used by the Acquired Companies.

         "IRS" means the Internal Revenue Service or any successor agency and, to the extent relevant, the Department of Treasury.

         "Knowledge" means, with respect to a Person, the actual knowledge after reasonable investigation of any of such Person's directors, officers and senior managerial employees.

         "Law" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Body.

         "Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

         "MARAD" means the United States Maritime Administration.

         "Medical Plan" is defined in Section 5.4.

         "Merger" is defined in the Preliminary Statements.

         "Merger Consideration" is defined in Section 1.5(a).

         "Merger Sub" is defined in the first paragraph of the Agreement.

         "Merger Sub Common Stock" means the common stock, par value $0.001 per share, of Merger Sub.

         "Multiemployer Plan" has the meaning specified in ERISA Section
3(37)(A).

         "NYSE" means the New York Stock Exchange.

         "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator, and any Contract with any Governmental Body pertaining to compliance with Law.

         "Ordinary Course of Business" refers to actions taken in Company's normal operation, consistent with its past practice and having no Company Material Adverse Effect.

         "Other Benefit Obligation" means any obligation, arrangement or customary practice owed, adopted or followed by any of the Acquired Companies or any ERISA Affiliate, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of Code Section 132.

         "Parent" is defined in the first paragraph of the Agreement.

         "Parent Common Stock" means the common stock, par value $0.10 per share, of Parent (including associated preferred stock purchase rights).

         "Parent Directors Plan" means the ENSCO 1996 Non-Employee Directors Stock Option Plan.

         "Parent Disclosure Schedule" means the Disclosure Schedule delivered pursuant to Article 3 by Parent to Company concurrently with the execution and delivery of the Agreement, together with any updates to it permitted by the Agreement.

         "Parent First Preferred Stock" means the first preferred stock, par value $1.00 per share, of Parent.

         "Parent Incentive Plans" means the ENSCO Incentive Plan, as amended, the ENSCO International Incorporated 1998 Incentive Plan, and the ENSCO International Incorporated Key Employees' Incentive Compensation Plan, as revised and restated.

         "Parent Material Adverse Effect" means an event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) that has had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, Liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole; provided, however, that a decline in Parent's stock price shall not, in and of itself, be deemed to constitute a Parent Material Adverse Effect, or (b) the ability of Parent to consummate the Contemplated Transactions or to perform any of its obligations under the Agreement.

         "Parent Preferred Stock" means the preferred stock, par value $1.00 per share, of Parent.

         "Parent Savings Plan" means the ENSCO Savings Plan.

         "Parent SEC Documents" is defined in Section 3.4(a).

         "Parent SERP" means the ENSCO Supplemental Executive Retirement Plan.

         "Person" refers to an individual or an Entity.

         "Plan" means all "employee benefit plans" as defined in ERISA Section 3(3)., whether or not subject to ERISA, and any other employee profit-sharing, bonus, incentive or deferred compensation, welfare, pension, retirement, termination, retention, change in control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, group insurance or other employee benefit plan, retiree benefit plan, program, arrangement, agreement, policy, practice or understanding, whether written or unwritten, that provides or may provide benefits or compensation with respect to any employee or former employee employed or formerly employed by any Acquired Company, or the beneficiaries or dependents of any such employee or former employee, or to any director, officer, stockholder or consultant of any Acquired Company, or under which any such individual is or may become eligible to participate or derive a benefit (excluding social security, Medicare, Medicaid, national health care or any similar or analogous program or plan sponsored by a Governmental Body).

         "Plan Sponsor" has the meaning specified in ERISA Section 3(16)(B).

         "Pre-Closing Period" is defined in Section 4.1.

         "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proxy Statement" means the proxy statement/prospectus to be sent to Company's stockholders in connection with the Company Stockholders' Meeting.

         "Qualified Plan" means any Plan that meets or purports to meet the requirements of Code Section 401(a).

         "Real Property" means all real property interests of the Acquired Companies, including all parcels and tracts of land in which an Acquired Company has a fee simple estate or a leasehold estate and all real property operated by the Acquired Companies, and all Improvements, easements and appurtenances thereto.

         "Reasonable Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment, or into or out of any property.

         "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, legal counsel, accountant or other representative of that Person.

         "Required Company Stockholder Vote" means the affirmative vote in favor of adoption of the Agreement by 66-2/3% of the issued and outstanding shares of Company Common Stock entitled to vote on the matter.

         "Rig Contract" is defined in Section 2.12(d).

         "SEC" means the United States Securities and Exchange Commission.

         "Secretary of State" is defined in Section 1.3.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means all of the issued and outstanding shares of Company Common Stock or Parent Common Stock, as the case may be.

         "Subsidiary" of any Entity means any Entity of which such Entity either alone or through or together with any other Subsidiary owns or has a right to acquire, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable the Entity owning the securities to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Company Common Stock on terms that the board of directors of Company determines, in its reasonable judgment, (a) after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to Company's stockholders than the terms of the Merger and (b) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transactions contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

         "Surviving Corporation" is defined in Section 1.1.

         "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and social security taxes, that are imposed by any Governmental Body, and including any interest, penalties or additions to tax attributable thereto.

         "Tax Return" means any report, return or other information required to be supplied to a Governmental Body in connection with any Taxes.

         "Third-Party Provisions" is defined in Section 10.8.

         "Voting Agreement" is defined in the Preliminary Statements.